Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of CrossAmerica Partners LP on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statement of CrossAmerica Partners LP on Form S-8 (File No. 333-184651 and File No 333-267997).

/s/ GRANT THORNTON LLP

Arlington, Virginia

February 27, 2023